Exhibit 99.1

FINANCIAL NEWS

Investor Contact:
John Kurtzweil
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
InvestorRelations@cirrus.com

Cirrus Logic Reports Fiscal Q1 2007 Financial Results

Diversification Drives Achievement of 60 Percent Gross Margins

AUSTIN, Texas - July 26, 2006 - Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog, mixed-signal and embedded products for audio and industrial markets, today announced financial results for the first quarter of fiscal year 2007, which ended June 24, 2006.
The company reported first quarter fiscal year 2007 revenue of $45.2 million, compared with $42.2 million of total revenue during the fourth quarter of fiscal year 2006. This represents seven-percent growth from the prior quarter. First-quarter gross margin was 60.1 percent compared to 58.1 percent for the fourth quarter of fiscal year 2006. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the first fiscal quarter of 2007 were $22.9 million, which included $1.4 million in stock-based compensation expense due to our adoption of SFAS 123(R) at the beginning of this fiscal year.
Net income for the first fiscal quarter was $7.7 million, or $0.09 per diluted share. Non-GAAP net income, excluding the stock-based compensation expense was $9.0M or $0.10 per diluted share.
Total cash and marketable securities at the end of the first fiscal quarter was $251.9 million, compared with $243.5 million at the end of the prior fiscal year.
“I am pleased with our first-quarter results. We achieved higher than expected cash flow and gross margin of 60 percent, reflecting the strengths of our diversified analog and mixed-signal product portfolio,” said David D. French, president and chief executive officer, Cirrus Logic.

Outlook for Second Quarter FY 2007 (ending September 23, 2006):
“We are forecasting modest sequential revenue growth, which should bring further improvement in profitability and operational cash flow,” French continued.

• Revenue is expected to range between $47 million and $51 million;
• Gross margin is expected to be between 58 percent and 60 percent;
• Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, including share-based compensation expense of approximately $1.4 million.

Use of Non-GAAP Financial Information

Cirrus Logic has included in this release certain financial information that has not been prepared in accordance with GAAP. A reconciliation of such non-GAAP financial information to the most comparable GAAP information is included in the financial statements portion of this release, as well as on our Web site in the Investors section at www.cirrus.com. This non-GAAP financial information is not meant as a substitute for the company’s GAAP results, but is included solely for informational and comparative purposes. Cirrus Logic management believes that certain non-GAAP financial information is useful to investors because it can enhance their understanding of the results and trends in the company’s business, and therefore uses this non-GAAP financial information internally to evaluate and manage the company’s operations. The non-GAAP financial information that the company uses may differ from that used by other companies. This non-GAAP financial information should be considered in addition to, and not as a substitute for, the company’s results that were prepared in accordance with GAAP.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the first quarter of fiscal year 2007, on July 26, 2006, at 5:00 p.m. EDT. Those wishing to join should call (303) 262-2125 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until August 2, 2006. To access the recording, call (303) 590-3000 (passcode: 11064891 #). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

# # #

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2007 sales, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as we “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the second quarter of fiscal year 2007, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; and the risk factors listed in our Form 10-K for the year ended March 25, 2006, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended
	Jun. 24,	Mar. 25,	Jun. 25,
	2006	2006	2005

Net revenue	$45,181	$42,158	$52,822
Cost of sales	18,023	17,678	25,522
Gross Margin	27,158	24,480	27,300
Gross Margin Percentage	60.1%	58.1%	51.7%

Operating expenses:
Research and development	11,726	10,378	13,651
Selling, general and administrative	11,177	9,437	14,301
Litigation settlement, net	-	-	(24,758)
License agreement amendment	-	(7,000)	-
Total operating expenses	22,903	12,815	3,194
Total operating expenses as a percent of revenue	50.7%	30.4%	6.0%

Income from operations	4,255	11,665	24,106
Operating income as a percent of revenue	9.4%	27.7%	45.6%

Realized gain on marketable equity securities	193	-	-
Interest income, net	2,965	2,510	1,524
Other expense, net	55	21	(19)
Income before income taxes	7,468	14,196	25,611
Benefit for income taxes	(213)	(1,241)	(366)
Net income	$7,681	$15,437	$25,977

Basic income per share:	$0.09	$0.18	$0.30
Diluted income per share:	$0.09	$0.17	$0.30

Basic weighted average common shares outstanding	87,196	86,718	85,230
Diluted weighted average common shares outstanding	88,759	88,924	86,183

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Jun. 24,
2006

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the business.

GAAP net income	$7,681
Non-GAAP adjustments:
Add: Stock-based compensation expense	1,352

Non-GAAP net income	$9,033

GAAP diluted earnings per share	$0.09
Non-GAAP adjustments:
Effect of the stock-based compensation expense	0.01

Non-GAAP diluted earnings per share	$0.10

Summary of stock-based compensation expense recorded during the first quarter of fiscal year 2007 included above as a reconciling item to GAAP net income.
June 24,
2006

Cost of sales	$15
Research and development	528
Sales, general, and administrative	809
Effect on Income from continuing operations (before taxes)	1,352
Income Tax	-
Total stock-based compensation expense (net of taxes)	$1,352

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)
	Jun. 24,	Mar. 25,	Jun. 25,
	2006	2006	2005
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$103,053	$116,675	$89,938
Restricted investments	5,755	5,755	7,987
Marketable securities	137,123	102,335	100,311
Accounts receivable, net	21,518	20,937	23,457
Inventories	21,391	18,708	19,544
Other current assets	5,634	7,747	11,769
Total Current Assets	294,474	272,157	253,006

Long-term marketable securities	5,972	18,703	16,311
Property and equipment, net	13,263	14,051	15,707
Intangibles, net	2,593	2,966	4,689
Investment in Magnum Semiconductor	7,947	7,947	-
Other assets	3,293	3,217	3,210
Total Assets	$327,542	$319,041	$292,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,943	$14,129	$14,542
Accrued salaries and benefits	6,813	6,460	8,350
Other accrued liabilities	9,694	9,909	10,824
Deferred income on shipments to distributors	6,199	7,098	7,435
Income taxes payable	1,990	2,228	8,788
Total Current Liabilities	36,639	39,824	49,939

Long-term restructuring accrual	4,469	4,694	3,526
Other long-term obligations	9,536	10,109	8,541

Stockholders' equity:
Capital stock	887,070	881,956	876,763
Accumulated deficit	(608,971)	(616,652)	(644,820)
Accumulated other comprehensive loss	(1,201)	(890)	(1,026)
Total Stockholders' Equity	276,898	264,414	230,917
Total Liabilities and Stockholders' Equity	$327,542	$319,041	$292,923

Prepared in accordance with Generally Accepted Accounting Principles